Exhibit 99.1

JOINT FILER AGREEMENT

Each of the undersigned acknowledges and agrees that the foregoing statement on Form 4 is filed on behalf of the undersigned and that any subsequent amendments to this statement on Form 4 shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements.  Each of the undersigned acknowledges that it shall be responsible for the timely filing of any such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of December 22, 2005

OAKTREE CAPITAL MANAGEMENT, LLC

By:	/s/ John Frank
John Frank
Principal and General Counsel

By:	/s/ Alan Adler
Alan Adler
Vice President, Legal

OCM PRINCIPAL OPPORTUNITIES FUND,
L.P.
By: Oaktree Capital Management, LLC,
its general partner

By:	/s/ John Frank
John Frank
Principal and General Counsel

By:	/s/ Alan Adler
Alan Adler
Vice President, Legal